EX-32.01 CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350 Certifications of CEO and CFO pursuant to 18 U.S.C. Section 1350

Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Terri Hourigan, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of American Asset Development, Inc. for the quarterly period ended March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of American Asset Development, Inc.

	By:	/S/ TERRI HOURIGAN
Date: March 14, 2011	Name:	Ms. Terri hourigan
	Title:	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)